UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

SEI INSTITUTIONAL MANAGED TRUST

SEI INSTITUTIONAL INTERNATIONAL TRUST

SEI INSTITUTIONAL INVESTMENTS TRUST

SEI TAX EXEMPT TRUST

SEI DAILY INCOME TRUST

SEI ASSET ALLOCATION TRUST

ADVISER MANAGED TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Shareholder Name
Address 1
Address 2
Address 3
City, State, Zip

YOUR RESPONSE IS REQUESTED

Dear Shareholder:

We have been trying to contact you about an important matter. You have an investment in one or more of the SEI Funds.

We would like to speak with you regarding this matter. Please contact us toll-free at 1-877-674-6273 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or Saturday between 10 a.m. and 6 p.m. At the time of the call, please reference your Investor ID listed below.

There is no confidential information required, and the call will only take a few moments of your time. Please contact us as soon as possible. Thank you for attending to this request. We deeply appreciate your investment in SEI Funds.

Sincerely,

Robert A. Nesher

President and Chief Executive Officer

SEI Funds

INVESTOR ID: 01234567891	Security ID:	12345678
	Household ID:	01234567891

THIS LETTER RELATES TO YOUR INVESTMENT IN SEI FUNDS.

© SEI	One Freedom Valley Drive, Oaks, PA 19456